SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------



                                  FORM 8-K/A-1


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 17, 1998


                                  TEXOIL, INC.
        (EXACT NAME OF SMALL BUSINESS ISSUER AS SPECIFIED IN ITS CHARTER)



                                                              88-0177083
          NEVADA                    0-12633                 (IRS EMPLOYER
 (STATE OF INCORPORATION)   (COMMISSION FILE NUMBER)     IDENTIFICATION NO.)


                            110 CYPRESS STATION DRIVE
                                  SUITE NO. 220
                            HOUSTON, TEXAS 77090-1629
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                                 (281) 537-9920
                (ISSUER'S TELEPHONE NUMBER, INCLUDING AREA CODE)



                                (NOT APPLICABLE)
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

      Texoil, Inc. ("Texoil") filed a Current Report on Form 8-K, on September 30, 1998, relating to an agreement signed on September 17, 1998, between Texoil and Sonat Exploration Company ("Sonat"), a subsidiary of Sonat Inc., for Texoil to purchase certain oil and gas properties (the "Sonat Properties") from Sonat. The transaction closed on October 30, 1998, for approximately $17.1 million cash, net of estimated post-closing adjustments. Audited historical statements of revenues and direct operating expenses attributable to the Sonat Properties and unaudited pro forma financial information of Texoil adjusted for the Sonat Properties were not available at the time of filing the initial 8-K and are filed herewith.

ITEM 7.     Financial Statements, Pro Forma Information and Exhibits.

      (a)   Financial statements of business acquired.

      Audited historical statements of revenues and direct operating expenses pertaining to the Sonat Properties for the years ended December 31, 1997 and 1996.

      (b) Pro forma financial information.

      Unaudited pro forma consolidated statements of income of Texoil for the year ended December 31, 1997, and the nine months ended September 30, 1998, pertaining to the Sonat Properties and borrowings under an increased and amended credit facility, as if they had been consummated on January 1 of each period, and a pro forma balance sheet as of September 30, 1998, pertaining to the Sonat Properties and the borrowings under an increased and amended credit facility, as if they had been consummated on September 30, 1998.

      (c)   Exhibits


EXHIBIT NO.                         EXHIBIT DESCRIPTION

   *2 Purchase and Sale Agreement between Texoil, Inc., and Sonat Exploration Company dated September 17, 1998.


   *Previously filed.

                                 TEXOIL, INC.
                       CURRENT REPORT ON FORM 8-K/A - 1
                        INDEX TO FINANCIAL INFORMATION

                                                                         PAGE

1.    BUSINESS ACQUIRED - SONAT PROPERTIES, AUDITED
      FINANCIAL STATEMENTS:

      Report of Independent Public Accountants.......................      4

      Audited Historical Statements of Revenues and Direct
      Operating Expenses pertaining to the Sonat Properties
      for the years ended December 31, 1997 and 1996.................      5

      Notes to Historical Statements of Revenues and Direct
      Operating Expenses.............................................      6

2.    UNAUDITED TEXOIL, INC., PRO FORMA CONSOLIDATED FINANCIAL
      STATEMENTS:

      Introduction...................................................     10

      Unaudited Pro Forma Consolidated Balance Sheet as of
      September 30, 1998.............................................     11

      Unaudited Pro Forma Consolidated Statement of Income for
      the nine months ended September 30, 1998.......................     12

      Unaudited Pro Forma Consolidated Statement of Income for
      the year ended December 31, 1997...............................     13

      Notes to Unaudited Pro Forma
         Consolidated Financial Statements...........................     14

                      REPORT OF INDEPENDENT ACCOUNTANTS


Board of Directors
Texoil, Inc.

      We have audited the accompanying Historical Statements of Revenues and Direct Operating Expenses of certain oil and gas properties of Sonat Exploration Company (the "Sonat Properties"), acquired by Texoil, Inc. (the "Company"), for the years ended December 31, 1997 and 1996. These historical statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these historical statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards required that we plan and perform the audit to obtain reasonable assurance about whether the historical statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting amounts of disclosures in the historical statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the historical statements. We believe that our audits provide a reasonable basis for our opinion.

      The accompanying historical statements were prepared as described in Note 1 for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the revenues and direct operating expenses of the Sonat Properties.

      In our opinion, the historical statements referred to above present fairly, in all material respects, the revenues and direct operating expenses of the Sonat Properties for the years ended December 31, 1997 and 1996, in conformity with generally accepted accounting principles.



                                                        Ernst & Young LLP

Houston, Texas
December 2, 1998

                                   SONAT PROPERTIES

           HISTORICAL STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES


                                   NINE MONTHS ENDED
                                     SEPTEMBER 30,    YEAR ENDED DECEMBER 31,
                                  ------------------  -----------------------
                                    1998       1997       1997       1996
                                  -------    -------    -------    -------
                                      (UNAUDITED)

Revenues:
   Gas .........................  $ 4,907    $ 7,081    $ 9,969    $17,151
   Oil and condensate ..........    3,072      4,538      6,730      5,785
   Plant products ..............      257        217        344        254
                                  -------    -------    -------    -------
                                    8,236     11,836     17,043     23,190
Direct operating expenses ......    3,113      3,226      4,610      4,789
                                  -------    -------    -------    -------
Revenues in excess of direct
   operating expenses ..........  $ 5,123    $ 8,610    $12,433    $18,401
                                  =======    =======    =======    =======

                             See accompanying notes.

                               SONAT PROPERTIES

                NOTES TO HISTORICAL STATEMENTS OF REVENUES AND
                          DIRECT OPERATING EXPENSES


1.  BASIS OF PRESENTATION

      On September 17, 1998, Texoil, Inc. (the "Company"), signed an agreement to acquire from Sonat Exploration Company ("Sonat"), effective April 1, 1998, certain oil and gas properties (the "Sonat Properties"). The acquisition closed on October 30, 1998, for approximately $17.1 million net of estimated post-closing adjustments.

      The revenues and direct operating expenses associated with the Sonat Properties were derived from Sonat's accounting records. Revenues and direct operating expenses, as set forth in the accompanying historical statements, include oil, gas, and plant product revenues and associated direct operating expenses related to the net revenue interest and net working interest, respectively, in the acquired properties. The historical statements include oil, gas, and plant product revenues net of royalties. Expenses include labor, services, repairs and maintenance, and supplies utilized to operate and maintain the wells and related equipment, as well as severance and ad valorem taxes.

      The accompanying historical statements vary from an income statement in that they do not show certain expenses which were incurred in connection with ownership of the acquired properties including related general and administrative expenses and income taxes. These costs were not separately allocated to the acquired properties in Sonat's accounting records. Any pro forma allocation would be both time consuming and expensive and would not be a reliable estimate of what these costs would actually have been had the acquired properties been operated historically as a stand alone entity. In addition, these allocations, if made using historical general and administrative structure and tax burdens, would not produce allocations that would be indicative of the historical performance of the acquired properties had they been assets of the Company, due to the greatly varying size, structure, operations and accounting of the two companies. The accompanying historical statements also do not include provisions for depreciation, depletion and amortization as such amounts would not be indicative of those costs which would be incurred by the Company upon allocation of the purchase price. For the same reason, primarily the lack of segregated or easily obtainable reliable data on asset values and related liabilities, a balance sheet is not presented for the Sonat Properties.

      At the end of the economic life of these fields, certain restoration and abandonment costs in excess of salvage value may be incurred by the respective owners of these fields. No accrual for these costs is included in direct operating expenses.

                               SONAT PROPERTIES

                NOTES TO HISTORICAL STATEMENTS OF REVENUES AND
                    DIRECT OPERATING EXPENSES - CONTINUED


    With respect to gas sales, the entitlement method is used for recording revenues. Under this approach, revenues are based on the acquired properties' proportionate share of the related production.

    The interim financial data for the nine months ended September 30, 1998 and 1997, is unaudited; however, in the opinion of the Company, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results of the interim periods.

2.  SUPPLEMENTARY OIL AND GAS INFORMATION (UNAUDITED)

    PROVED RESERVE ESTIMATES

    Proved oil and gas reserves cannot be measured exactly. Reserve estimates are based on many factors related to reservoir performance which require evaluations by the engineers interpreting the available data, as well as price and other economic factors. The reliability of these estimates at any point in time depends on both the quality and quantity of the technical and economic data, the production performance of the reservoirs, as well as extensive engineering judgment. Consequently, reserve estimates are subject to revision as additional data becomes available during the productive life of a reservoir. When a commercial reservoir is discovered, proved reserves are initially determined based on limited data from the first well or wells. Subsequent data may better define the extent of the reservoir and additional production performance, well tests and engineering studies will likely improve the reliability of the reserve estimate. The evolution of technology may also result in the application of improved recovery techniques such as supplemental or enhanced recovery projects, or both, which have the potential to increase reserves beyond those envisioned during the early years of a reservoir's producing life.

    Proved reserves are those quantities which, upon analysis of geological and engineering data, appear with reasonable certainty to be recoverable in the future from known oil and gas reservoirs under current prices and costs as of the date the estimate is made. Proved reserves are classified as developed or undeveloped. Proved developed reserves are those reserves which can be expected to be recovered from existing wells. Proved undeveloped reserves are those reserves which can be expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required. Proved reserves represent the estimated recoverable volumes after deducting from gross reserves the portion due landowners or others as royalty or operating interests.

    Estimates of proved reserves include and rely upon a production and development strategy. The Company's estimates are based upon plans developed using current information and reflect the Company's risk tolerance and philosophy related to future capital expenditures associated with

                               SONAT PROPERTIES

                NOTES TO HISTORICAL STATEMENTS OF REVENUES AND
                    DIRECT OPERATING EXPENSES - CONTINUED

producing incremental reserves during the remaining life of the acquired properties, as well as its plans with respect to developing proved undeveloped reserves. Proved undeveloped reserves typically involve a higher degree of uncertainty and risk. As a result, the Company's estimates may not be comparable to other oil and gas producers. In any case, many factors such as changes in prices or costs or variances from sound technical estimates, made using best information available, may cause estimates at any point in time to vary significantly from actual future production.

    Estimates of proved reserves for prior periods were prepared by the Company retrospectively using currently available information. Historical reserve estimates and development costs were not made available to the Company by Sonat. Accordingly, the unaudited historical supplementary oil and gas information was developed by the Company using as a base, the Company's estimates of proved reserves, using independently prepared reserve reports compiled in connection with financing the acquisition, and (1) actual historical production data, (2) historical operating expense rates, (3) estimates of product prices based on industry indices and existing differentials, and (4) development costs estimated by the Company. Management of the Company believes the supplemental oil and gas information presented herein is reasonable, under the circumstances, and methodologies employed are consistent with reasonable industry practices.

    Estimated quantities of proved oil and gas reserves and of changes in quantities of proved developed and undeveloped reserves for each of the periods indicated were as follows:

                                                        OIL        GAS
                                                      (MBBLS)     (MMCF)
                                                      -------     ------
      Proved reserves at December 31, 1995.......      2,886      31,435
         Production..............................       (278)     (7,298)
      Proved reserves at December 31, 1996.......      2,608      24,137
         Production..............................       (367)     (3,878)
                                                       -----      ------
      Proved reserves at December 31, 1997.......      2,241      20,259
                                                       =====      ======

      Proved developed reserves at:
         December 31, 1996.......................      2,528     20,393
         December 31, 1997.......................      2,201     16,623

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS

      The following disclosures concerning the standardized measure of discounted future cash flows from proved oil and gas reserves are presented in accordance with the Statement of Financial Accounting Standards No. 69 ("SFAS 69"). As prescribed by SFAS 69, the amounts shown are based on prices and costs at the end of each period and a 10 percent annual discount factor. Since prices and costs do not remain static, and no price or costs changes have been considered, the results are not necessarily indicative of the fair market value of the estimated proved reserves, but they do provide a common benchmark which may enhance the user's ability to project future cash flows.

                               SONAT PROPERTIES

                NOTES TO HISTORICAL STATEMENTS OF REVENUES AND
                    DIRECT OPERATING EXPENSES - CONTINUED


      The standardized measure of discounted future net cash flows (before income taxes) related to proved oil and gas reserves at December 31, was as follows (in thousands):

                                                           1997        1996
                                                         -------     --------
      Future cash inflows.............................   $89,632     $154,944
      Future production costs.........................   (31,493)     (36,103)
      Future development costs........................    (5,771)     (15,292)
                                                         -------     --------
      Future net cash inflows.........................    52,368      103,549
      10% annual discount for estimated timing of
        cash flows....................................   (18,108)     (38,784)
                                                         -------     --------
      Standardized measure of discounted future
        net cash flows (before income taxes)..........   $34,260     $ 64,765
                                                         =======     ========


      The standardized measure is based on the following oil and gas prices at December 31:

                                                           1997         1996
                                                         -------      -------
      Oil (per Bbl)..................................    $ 17.42      $ 24.19
      Gas (per Mcf)..................................    $  2.43      $  3.72

      The principal sources of changes in the standardized measure for the years ended December 31, were as follows (in thousands):

                                                           1997         1996
                                                         -------      -------
      Balance at beginning of the year...............    $64,765      $51,814
      Sales and transfers of oil and gas
        produced, net of production costs............    (12,433)     (18,401)
      Net change in prices and costs.................    (21,761)      29,374
      Development costs incurred during the year.....      9,520        2,614
      Accretion of discount..........................      6,477        5,181
      Changes in production rates (timing) and other     (12,308)      (5,817)
                                                         -------      -------
      Balance at the end of the year.................    $34,260      $64,765
                                                         =======      =======

                                 INTRODUCTION
            UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


      The following Unaudited Pro Forma Consolidated Statements of Income for the nine months ended September 30, 1998 and for the year ended December 31, 1997, and the Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 1998 (collectively, the "Pro Forma Consolidated Financial Statements") are based on the historical consolidated financial statements of Texoil, Inc. (the "Company") and the Historical Statements of Revenues and Direct Operating Expenses of the oil and gas properties acquired from Sonat Exploration Company (the "Sonat Properties") adjusted to give effect for the Sonat Properties and borrowings under an increased and amended credit facility (the "Amended Credit Facility"). The Pro Forma Consolidated Financial Statements account for the acquisition of the Sonat Properties as a purchase.

      The Unaudited Pro Forma Consolidated Statements of Income for the nine months ended September 30, 1998 and for the year ended December 31, 1997, give effect to the acquisition of the Sonat Properties and the borrowings under the Amended Credit Facility as if the acquisition and borrowings had been consummated on January 1 of each period. The Unaudited Pro Forma Consolidated Balance Sheet gives effect to the acquisition of the Sonat Properties and the borrowings under the Amended Credit Facility as if the acquisition and borrowings had been consummated on September 30, 1998.

      The pro forma adjustments described in the accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements are based upon available information and certain assumptions that management believes are reasonable.

      The Pro Forma Consolidated Financial Statements are presented for illustrative purposes only and do not purport to represent what the Company's results of operations or financial condition would actually have been had the acquisition of the Sonat Properties occurred on such dates or to project the Company's results of operations or financial condition for any future date or period.

                                  TEXOIL, INC.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1998
                                 (IN THOUSANDS)

                                                              SONAT
                                                            PROPERTIES
                                                 COMPANY    PRO FORMA      PRO FORMA
                                                HISTORICAL  ADJUSTMENTS     COMBINED
                                                ----------  -----------    ---------
Assets:
Current Assets:
      Cash and cash equivalents ..............   $    482        --         $    482
      Accounts receivable and other ..........      1,706        --            1,706
      Other current assets ...................      1,363        --            1,363
                                                 --------    --------       --------
         Total current assets ................      3,551        --            3,551
                                                 --------    --------       --------
Property, plant and equipment, at cost:
Oil and natural gas properties
  (full-cost method):
      Evaluated properties ...................   $ 25,629      15,120(a)      40,749
      Unevaluated properties .................      4,278       2,000(a)       6,278
Office and other equipment ...................        587        --              587
                                                 --------    --------       --------
                                                   30,494      17,120         47,614
Accumulated depletion, depreciation
  and amortization ...........................     (4,007)       --           (4,007)
                                                 --------    --------       --------
Net property, plant and equipment ............     26,487      17,120         43,607
                                                 --------    --------       --------
Other assets .................................        590        --              590
                                                 --------    --------       --------
      Total assets ...........................   $ 30,628    $ 17,120       $ 47,748
                                                 ========    ========       ========

Liabilities and Stockholders' Equity:
Current liabilities:
      Accounts payable and accrued liabilities   $  1,573        --         $  1,573
      Accounts payable-related party .........      1,002      (1,002)(a)       --
      Revenue and royalties payable ..........        803        --              803
                                                 --------    --------       --------
         Total current liabilities ...........      3,378      (1,002)         2,376
                                                 --------    --------       --------
Long-term debt ...............................     16,050      18,122         34,172
Stockholders' equity:
      Series A preferred stock ...............       --          --             --
      Common stock ...........................        393        --              393
      Additional paid-in capital .............     10,782        --           10,782
      Retained earnings ......................         25        --               25
                                                 --------    --------       --------
           Total stockholders' equity ........     11,200        --         $ 11,200
                                                 --------    --------       --------
      Total liabilities and stockholders' ....   $ 30,628    $ 17,120       $ 47,748
                                                 ========    ========       ========

See accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements.

                                  TEXOIL, INC.
              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                  SONAT
                                                 COMPANY        PROPERTIES      PRO FORMA          PRO FORMA
                                                HISTORICAL      HISTORICAL     ADJUSTMENTS         COMBINED
                                               ------------    ------------   ------------       ------------
Revenues:
    Oil and gas sales ......................   $      6,164    $      8,236   $       --         $     14,400
    Operator and management fees ...........            724            --              328(b)           1,052
    Interest and other .....................             86            --             --                   86
                                               ------------    ------------   ------------       ------------
         Total revenues ....................          6,974           8,236            328       $     15,538
                                               ------------    ------------   ------------       ------------
Costs and Expenses:
    Lease operating ........................          3,839           3,113           (328)(b)          6,624
    General and administrative .............          1,113            --             --                1,113
    Depletion, depreciation and amortization          1,489            --            1,736 (c)          3,225
    Write-down of oil and gas properties ...          1,208            --             --                1,208
    Interest ...............................            521            --              963 (d)          1,484
                                               ------------    ------------   ------------       ------------
         Total expenses ....................          8,170           3,113          2,371             13,654
                                               ------------    ------------   ------------       ------------
Income (loss) before income taxes ..........         (1,196)          5,123         (2,043)             1,884
Provision for deferred income taxes ........            215            --             (855)(e)           (640)
                                               ------------    ------------   ------------       ------------
Net income (loss) ..........................   $       (981)   $      5,123   $     (2,898)      $      1,244
                                               ============    ============   ============       ============
Basic Net income (loss) per share ..........   $       (.03)
                                               ============
Basic weighted average shares ..............     38,018,921                                        38,108,921
                                               ============                                      ============

Diluted net income (loss) per share ........   $       (.02)                                     $        .03
                                               ============                                      ============

Diluted weighted average shares ............     41,583,045                                        41,583,045
                                               ============                                      ============


See accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements.

                                  TEXOIL, INC.
              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                  SONAT
                                                 COMPANY        PROPERTIES      PRO FORMA          PRO FORMA
                                                HISTORICAL      HISTORICAL     ADJUSTMENTS         COMBINED
                                               ------------    ------------   -------------      ------------
Revenues:
    Oil and gas sales ......................          6,367    $     17,043   $       --         $     23,410
    Operator and management fees ...........            683            --              438 (b)          1,121
    Interest and other .....................             73            --             --                   73
                                               ------------    ------------   ------------       ------------
         Total revenues ....................          7,123          17,043            438             24,604
                                               ------------    ------------   ------------       ------------
Costs and Expenses:
    Lease operating ........................          3,424           4,610           (438)(b)          7,596
    General and administrative .............          1,056            --             --                1,056
    Depletion, depreciation and amortization          1,249            --            3,781 (c)          5,030
    Interest ...............................            368            --            1,284 (d)          1,652
                                               ------------    ------------   ------------       ------------
    Total expenses .........................          6,097           4,610          4,627             15,334
                                               ------------    ------------   ------------       ------------
    Income before income taxes .............          1,026          12,433         (4,189)             9,270
    Provision for income taxes .............           (388)           --           (2,764)(e)         (3,152)
                                               ------------    ------------   ------------       ------------
 Net income ................................   $        638    $     12,433   $     (6,953)      $      6,118
                                               ============    ============   ============       ============
 Basic net income per share ................   $        .04                                      $        .34
                                               ============                                      ============


 Basic weighted average shares .............     17,975,930                                        17,975,930
                                               ============                                      ============

 Diluted net income per share ..............   $        .03                                      $        .32
                                               ============                                      ============


 Diluted weighted average shares ...........     19,392,259                                        19,392,259
                                               ============                                      ============

See accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements.

                          NOTES TO UNAUDITED PRO FORMA
                        CONSOLIDATED FINANCIAL STATEMENTS

Pro Forma Adjustments

(a) Represents the recording of the estimated purchase price to oil and gas property costs and borrowings under the Amended Credit Facility as follows (in thousands):

      Estimated net purchase price                      $16,920
      Estimated acquisition costs                           200
                                                        -------
      Estimated purchase price                          $17,120
                                                        =======

      The $21.0 million purchase price, effective April 1, 1998, per the Purchase and Sale Agreement dated September 17, 1998, as adjusted for the exclusion of certain properties has been further adjusted to reflect activity from such date to closing and arrive at the above estimated net purchase price. Such adjustments primarily include revenues less direct operating expenses, capital expenditures, production imbalances, pro-rated ad valorem taxes, title defects, material changes in wells and other adjustments for the period April 1, 1998 through October 30, 1998, the closing date, as set forth in the purchase agreement. Certain adjustments have been made at closing and further adjustments will be made post-closing. Final settlement has not yet occurred and accordingly, the final net purchase price may vary from amounts estimated herein. Earnest money in the amount of $1,000,000 paid by a related party was repaid at closing, with interest.

      The above estimated purchase price is allocated based on the fair value of the assets acquired as follows (in thousands):

      Proved oil and gas property costs                 $15,120
      Unproved oil and gas property costs                 2,000
                                                        -------
      Estimated purchase price                          $17,120
                                                        =======

      Management is currently evaluating the unproved component of the estimated net purchase price and such allocation is subject to change.

(b) Represents estimated operator fees pursuant to operating agreements, associated with acquired properties reflected as a reclassification to revenue rather than recording such fees as a reduction of operating expenses.

(c) Represents adjustment to depreciation, depletion and amortization based upon combined historical production, reserves and cost basis.

(d) Represents adjustment to interest expense to reflect borrowings under the increased and Amended Credit Facility at an assumed annual interest rate of 7.5%

(e) Represents adjustment to income tax expense as a result of the acquisition of the Sonat Properties assuming an effective tax rate of 34%.

                                  SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Date: January 8, 1999                    TEXOIL, INC.


                                         By: /s/ FRANK A. LODZINSKI
                                          Name:  Frank A. Lodzinski
                                         Title:  President